Exhibit 23.20

Consent of Independent Registered Public Accounting Firm

Viggle Inc.
New York, New York
We hereby consent to the use in this Prospectus constituting a part of this Registration Statement of our report dated September 17, 2013, relating to the consolidated financial statements of Viggle Inc., which are contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.
We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP
New York, New York
January 8, 2014